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                                                                EXHIBIT 5.2


                                  HALE AND DORR
                               COUNSELLORS AT LAW
                           THE WILLARD OFFICE BUILDING
                          1455 PENNSYLVANIA AVE., N.W.
                              WASHINGTON D.C. 20004
                                  202-942-8400

                                October 16, 1996



Bay Networks, Inc.
4401 Great America Parkway
Santa Clara, California  95054

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities and Exchange Act of 1933, as amended, for the registration of up to an aggregate of 7,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Bay Networks, Inc., a Delaware corporation (the "Company"), to be issued to the stockholders of Penril DataComm Networks, Inc., a Delaware corporation ("Penril"), in connection with the merger of Beta Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("BAC"), with and into Penril (the "Merger").

         We have examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors of the Company, stock record books of the Company, a copy of the Restated Certificate of Incorporation of the Company, a copy of the Amended and Restated By-laws of the Company, a copy of the


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Plan and Agreement of Merger dated as of June 16, 1996, as amended on August
5, 1996, among the Company, Penril and BAC (the "Merger Agreement") and such other documents as we have deemed material to our opinion set forth below.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and that, after the consummation of the Merger in accordance with the terms and provisions of, and in the manner contemplated by, the Merger Agreement and issuance of certificates for the Shares by the Company, the Shares will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Proxy Statement/Prospectus under the caption "Legal Matters".

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                                     Very truly yours,



                                                     HALE AND DORR